UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2021

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2021, Western Alliance Bank, (the “Bank”), a subsidiary of Western Alliance Bancorporation (the “Company”), issued and sold $227 million aggregate principal amount of Senior Unsecured Credit Linked Notes due July 2059 (the “Notes”). The Notes were issued pursuant to a Note Issuance and Administration Agreement, dated December 29, 2021 (the “Note Issuance and Administration Agreement”), by and between the Bank as the issuer and Computershare Trust Company, N.A. as the securities administrator.

The net proceeds of the offering will be approximately $225 million and will be used for general corporate purposes. The repayment of principal on the Notes is linked to an approximately $4.5 billion reference pool of loans (“Loans”) purchased under the Bank’s residential mortgage purchase program, which results in a reduction in the Bank’s risk-weighted assets and improved regulatory capital ratios. The principal and interest payable on the Notes may be reduced by a portion of the Bank's loss on such Loans if one of the following occurs with respect to a Loan: (i) realized losses being incurred by the Bank on a Loan following a liquidation of the Loan or certain other events, or (ii) a modification of the Loan resulting in a reduction in payments. The Notes are issued in six classes, which accrue interest at rates ranging from SOFR plus 3.15% - 8.5% with interest paid to the noteholders monthly. The aggregate losses, if any, for each payment date will be allocated to reduce the class principal amount and (for modifications) the current interest of the Notes in reverse order of class priority (beginning with the Class B Notes), as further described in the Note Issuance and Administration Agreement.

The indebtedness evidenced by the Notes, including principal and interest, are (i) senior obligations of the Bank that rank senior to any subordinated obligations of the Bank, (ii) not subordinated to any other obligations of the Bank (except to the extent losses are ranked among the Note classes) and (iii) rank in all respects pari passu with the other unsecured and unsubordinated indebtedness and obligations of the Bank (except, in each case, any obligations entitled to priority by operation of law).

The foregoing description of the Note Issuance and Administration Agreement and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Note Issuance and Administration Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1, and the terms of which are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
4.1	Note Issuance and Administration Agreement, dated December 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale M. Gibbons
Vice Chairman and Chief Financial Officer

Date:	January 3, 2022